UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)            April 10, 2006

Pennsylvania Real Estate Investment Trust

(Exact name of registrant as specified in its charter)

Pennsylvania	1-6300	23-6216339

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation or organization)	File Number)	Identification No.)

The Bellevue, 200 S. Broad Street, Philadelphia, Pennsylvania	19102

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:          (215) 875-0700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act     (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

     On April 10, 2006, the Board of Trustees of Pennsylvania Real Estate Investment Trust (the “Company”), acting upon the recommendation of its Nominating and Governance Committee, elected Joseph F. Coradino as a Class A trustee of the Company. Mr. Coradino was elected to fill the vacancy on the Board of Trustees created by the resignation of Jonathan Weller in March 2006. Mr. Coradino will serve until the Annual Meeting of Shareholders to be held on June 1, 2006, at which time he will appear on the ballot for election as a Class A Trustee to serve until the Annual Meeting of Shareholders to be held in the Spring of 2008 and until his successor is elected and qualified. Mr. Coradino is a member of the Company’s Office of the Chairman and, pursuant to an employment agreement between Mr. Coradino and the Company, he is currently employed as Executive Vice President – Retail of the Company. Mr. Coradino also serves as President of PREIT Services, LLC and PREIT-RUBIN, Inc.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENNSYLVANIA REAL ESTATE INVESTMENT TRUST

Date: April 13, 2006	By:	/s/ Bruce Goldman

Bruce Goldman
Executive Vice President, General Counsel and Secretary